UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2019

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

336-229-1127

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 19, 2010, Laboratory Corporation of America Holdings (the “Company”) entered into an Indenture with U.S. Bank National Association, as trustee (the “Indenture”). On November 25, 2019, the Company entered into supplemental indentures to the Indenture under which the Company issued $1,050,000,000 in debt securities, consisting of $400,000,000 aggregate principal amount of 2.300% Senior Notes due 2024 (the “2024 Notes”) and $650,000,000 aggregate principal amount of 2.950% Senior Notes due 2029 (the “2029 Notes” and, collectively with the 2024 Notes, the “Notes”).

The 2024 Notes were issued pursuant to the Thirteenth Supplemental Indenture dated as of November 25, 2019, under the Indenture (the “2024 Notes Supplemental Indenture”) and the 2029 Notes were issued pursuant to the Fourteenth Supplemental Indenture dated as of November 25, 2019, under the Indenture (the “2029 Notes Supplemental Indenture and, collectively with the 2024 Notes Supplemental Indenture, the “Supplemental Indentures”).

The Notes were issued in a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-234633) and the base prospectus included in that registration statement as supplemented by the final prospectus supplement dated November 18, 2019, as filed November 19, 2019 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the base prospectus, as supplemented by the prospectus supplement, the “Prospectus”). The terms of the Indenture, the Supplemental Indentures, and the Notes are described in the section of the Prospectus entitled Description of Debt Securities, as supplemented by the section entitled Description of the Notes, and those sections of the Prospectus are incorporated in this Form 8-K by reference.

The Company expects that the net proceeds from the offering of the Notes will be approximately $1,038.6 million after deducting underwriting discounts and other estimated expenses of the offering. The net proceeds will be used for general corporate purposes, including (1) the early redemption of all of the outstanding $500,000,000 principal amount of its 2.625% Senior Notes due February 1, 2020 (the “February 2020 Notes”), (2) the purchase of up to $300,000,000 principal amount of the Company’s 4.625% Senior Notes due November 15, 2020 in a concurrent tender offer, and (3) the repayment of amounts outstanding under its term loan credit facilities. The Company expects to redeem the February 2020 Notes in December 2019 at the make-whole amount specified in the relevant indenture supplement.

A copy of the Indenture is incorporated by reference as Exhibit 4.1 to this Report. A copy of each of the Supplemental Indentures, including the forms of the 2024 Notes and the 2029 Notes as Exhibit A thereto, are filed herewith as Exhibit 4.2 and Exhibit 4.3, respectively.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibits

4.1

Indenture, dated as of November 19, 2010, between the Company and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 19, 2010)

4.2	Thirteenth Supplemental Indenture, dated as of November 25, 2019, between the Company and U.S. Bank National Association, as trustee, including the form of the 2024 Notes

4.3	Fourteenth Supplemental Indenture, dated as of November 25, 2019, between the Company and U.S. Bank National Association, as trustee, including the form of the 2029 Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings

Registrant

Date: November 25, 2019	By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart Senior Vice President, Global General Counsel and Secretary